EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  I, Brian Baker, certify that:

  1.I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2013-C16 (the "Exchange Act periodic reports");

  2.Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

  In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

  Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, U.S. Bank National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance, LLC, as Senior Trust Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Primary Servicer for the Veritas Multifamily Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Veritas Multifamily Portfolio Mortgage Loan, U.S. Bank National Association, as Trustee for the Veritas Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Veritas Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Veritas Multifamily Portfolio Mortgage Loan, Pentalpha Surveillance, LLC, as Senior Trust Advisor for the Veritas Multifamily Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Veritas Multifamily Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Veritas Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Hulen Mall Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Hulen Mall Mortgage Loan, U.S. Bank National Association, as Trustee for the Hulen Mall Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Hulen Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hulen Mall Mortgage Loan, Pentalpha Surveillance, LLC, as Senior Trust Advisor for the Hulen Mall Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Hulen Mall Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Hulen Mall Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 1615 L Street Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 1615 L Street Mortgage Loan, U.S. Bank National Association, as Trustee for the 1615 L Street Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the 1615 L Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 1615 L Street Mortgage Loan, Pentalpha Surveillance, LLC, as Senior Trust Advisor for the 1615 L Street Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 1615 L Street Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 1615 L Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association as Primary Servicer for the Miracle Mile Shops Mortgage Loan (except with respect to the obligation to make property protection and mortgage payment advances), Wells Fargo Bank, National Association, as Primary Servicer for the Miracle Mile Shops Mortgage Loan (with respect to the obligation to make property protection and mortgage payment advances), LNR Partners, LLC, as Special Servicer for the Miracle Mile Shops Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Miracle Mile Shops Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Miracle Mile Shops Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Miracle Mile Shops Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Miracle Mile Shops Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Miracle Mile Shops Mortgage Loan.


    Dated:   March 28, 2014


    /s/ Brian Baker
    Signature

    President and Chief Executive Officer
    (senior officer in charge of securitization of the depositor)